UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2006

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 11, 2006, we completed a $782.25 million term debt securitization. As with our prior term debt securitizations, we recorded this transaction as an on-balance sheet financing. At closing, CapitalSource Commercial Loan Trust 2006-1 (“Trust 2006-1”), a newly formed indirect subsidiary of CapitalSource Inc., entered into an Indenture (“Indenture”) between Trust 2006-1, as the Issuer, and Wells Fargo Bank, National Association (“Wells Fargo”), as the Indenture Trustee, and a Sale and Servicing Agreement (“Sale and Servicing Agreement,” together with the Indenture, the “Agreements”) between Trust 2006-1, as the Issuer, CapitalSource Commercial Loan LLC, 2006-1, as the Trust Depositor, CapitalSource Finance LLC, as the Originator and as the Servicer, and Wells Fargo, as the Indenture Trustee and as the Backup Servicer. CapitalSource Commercial Loan LLC, 2006-1 and CapitalSource Finance LLC are both wholly owned subsidiaries of CapitalSource Inc. The Agreements cover the sale of $715.76 million of floating-rate asset-backed notes which are backed by a $782.25 million diversified pool of commercial loans from our portfolio. The offered notes represent 91.5% of the collateral pool. Trust 2006-1 has retained an 8.5% interest in the collateral pool. The blended pricing for the offered notes (excluding fees) was 30-day LIBOR plus 25.3 basis points.
     The amount, ratings and LIBOR spread of the offered notes are:

	Amount	Rating	LIBOR Spread	Weighted
Class	($ in Millions)	(S&P/Moody’s/Fitch)	(basis points)	Average Life
A	567.13	AAA/Aaa/AAA	12.0	2.06 years
B	27.38	AA/Aa2/AA	25.0	2.55 years
C	68.45	NR/A2/A	55.0	2.67 years
D	52.80	NR/Baa3/BBB	130.0	2.78 years
     Under the Agreements, our subsidiaries are required to comply with various covenants customary in similar types of transactions, including those executed and delivered in connection with our prior term debt securitizations. As with the documentation in prior term debt securitizations, the Agreements include customary events of default for notes of this nature and provide that, upon the occurrence of an event of default, payment of all amounts payable under the notes may be accelerated.
     Descriptions in this Current Report of the Agreements are qualified in their entirety by reference to copies of such documents which are filed as Exhibits 4.14 and 10.55, respectively, and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
          See Index to Exhibits attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 17, 2006	/s/ Steven A. Museles

Steven A. Museles
Executive Vice President, Chief
Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description
4.14	Indenture dated as of April 11, 2006, by and between CapitalSource Commercial Loan Trust 2006-1, as the Issuer, and Wells Fargo Bank, National Association, as the Indenture Trustee.

10.55	Sale and Servicing Agreement, dated as of April 11, 2006, by and among CapitalSource Commercial Loan Trust 2006-1, as the Issuer, CapitalSource Commercial Loan LLC, 2006-1, as the Trust Depositor, CapitalSource Finance LLC, as the Originator and as the Servicer, and Wells Fargo Bank, National Association, as the Indenture Trustee and as the Backup Servicer.